Exhibit (h)(1)

DISTRIBUTION AGREEMENT

AGREEMENT made as of [                   ], 2011 by and between BlackRock Preferred Partners LLC, a Delaware limited liability company (the "Fund"), and BlackRock Investments, LLC, a Delaware limited liability company (the "Distributor").

WITNESSETH:

WHEREAS, the Fund is registered under the Investment Company Act of 1940 (the "Investment Company Act"), as a non-diversified, closed-end, management investment company, and it is affirmatively in the interest of the Fund to offer its shares for sale continuously; and

WHEREAS, the Fund may issue units of limited liability company interests (the "Units"); and

WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through financial intermediaries including, without limitation, brokers, dealers, retirement plans, financial consultants, registered investment advisers and mutual fund share markets ("financial intermediaries"); and

WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the Fund's Units and provision of ongoing investor services to investors in the Units.

NOW THEREFORE, the parties agree as follows:

Section 1.  Appointment of the Distributor; Offering.

(a)           Subject to the terms and conditions of this Agreement, the Fund hereby appoints the Distributor as its non-exclusive distributor in connection with the distribution of the Units, and the Distributor hereby accepts such appointment.

(b)           The Distributor agrees to use its reasonable efforts to sell Units to investors that the Distributor or its delegate(s) reasonably believes meet the eligibility requirements, if any, set forth in the Fund's currently effective prospectus (such prospectus, as in effect and as from time to time and as amended or supplemented, is herein called a "Prospectus") and use its reasonable efforts to assist the Fund in obtaining performance by each prospective investor who submits a Subscription Agreement (as defined below), if required.  Prior to the continuous offering of the Units, commencing on a date agreed upon by the Fund and the Distributor, the Distributor may solicit subscriptions for Units during a subscription period that shall last for such period as may be agreed upon by the parties hereto.  Subscriptions will be payable after the termination of such subscription period in accordance with the terms of the Subscription Agreement and the Prospectus.

(c)           Unless otherwise agreed by the parties hereto, BlackRock Advisors, LLC, the Fund's investment advisor (the "Investment Advisor"), or The Bank of New York Mellon, the Fund's administrator, if any (the "Administrator"), shall be responsible for reviewing each Subscription Agreement, if required, to confirm that it has been completed in accordance with the instructions thereto; provided, however, that the Investment Advisor, the Administrator, the Distributor and the Fund each may rely on the information provided to it by financial intermediaries concerning their customers and will have no obligation to verify the accuracy of such information nor an obligation to ensure that such information is received in a timely manner.  The Fund, the Investment Advisor and/or the Administrator, in its or their sole discretion, may return to the Distributor any Subscription Agreement, if required, that is not completed to its or their satisfaction and the Fund shall be under no obligation to accept any Subscription Agreement.

(d)           The Distributor acknowledges that Units will be offered and sold only as set forth from time to time in the Prospectus including, without limitation, pricing of Units, handling of investor funds, subscription dates, payment of sales commissions and servicing and other fees and investor eligibility standards, if any.  To the extent investor eligibility standards shall apply with respect to the Fund, investors eligible to purchase the Units shall be those persons so identified in the Prospectus provided by the Fund to the Distributor from time to time.

(e)           The Fund may suspend or terminate the offering of its Units at any time as to specific classes of investors (if such separate classes are established), as to specific jurisdictions or otherwise. Upon notice to the Distributor of the terms of such suspension or termination, the Distributor shall suspend solicitation of subscriptions for Units in accordance with such terms until the Fund notifies the Distributor that such solicitation may be resumed.

(f)           It is acknowledged and agreed that the Distributor is not obligated to sell any specific number of Units or to purchase any Units for its own account.

(g)           The Fund, or any agent of the Fund designated in writing by the Fund, shall be promptly advised of all purchase orders for Units received by the Distributor.  Any order may be rejected by the Fund.  The Fund (or its agent) will confirm orders upon their receipt, will make appropriate book entries and, upon receipt by the Fund (or its agent) of payment therefor, will deliver deposit receipts or certificates for such Units pursuant to the instructions of the Distributor.  The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).

(h)           The Distributor agrees to appoint financial intermediaries to provide personal investor services and account maintenance services ("Investor Services") to investors that are customers of such financial intermediaries and to assist the financial intermediaries in the provision of such services and to provide such services to investors that are its customers.

Section 2.  Agency.  In offering subscriptions for Units, the Distributor shall act solely as an agent of the Fund and not as principal.

Section 3.  Duties of the Fund.

(a)           The Fund shall take, from time to time, but subject always to any necessary approval of the Board of Directors of the Fund (the "Board") or of its shareholders, all necessary action to fix the number of authorized Units and such steps as may be necessary to register the same under the Securities Act of 1933 (the "Securities Act"), to the end that there will be available for sale such number of Units of each class as the Distributor reasonably may be expected to sell.

(b)           For purposes of the offering of Units, the Fund will furnish to the Distributor copies of its most recent amendment to its Registration Statement on Form N-2 as filed with the Securities and Exchange Commission (the "Registration Statement"), its most recent Prospectus and all amendments and supplements thereto, and the subscription agreement, if any, and other documentation the Distributor may reasonably request for use in the offering of Units (the "Subscription Agreement").  The Distributor is authorized to furnish to prospective investors only such information concerning the Fund and the offering as may be contained in the Registration Statement, the Prospectus, the Fund's formation documents, or any other documents (including sales material), if approved by the Fund.

(c)           The Fund shall furnish to the Distributor copies of all financial statements of the Fund which the Distributor may reasonably request for use in connection with its duties hereunder, and this shall include, upon request by the Distributor, one certified copy of all financial statements prepared for the Fund by independent public accountants.

(d)           The Fund shall use its best efforts to qualify and maintain, to the extent required by applicable law, the qualification of Units for sale under the securities laws of such jurisdictions as the Distributor and the Fund may approve. Any such qualification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. The expense of qualification and maintenance of qualification shall be borne by the Fund. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualification.

(e)           The Fund will furnish, in reasonable quantities upon request by the Distributor, copies of its annual and interim reports.

(f)           The Fund will furnish the Distributor with such other documents as it may reasonably require, from time to time, for the purpose of enabling it to perform its duties as contemplated by this Agreement.

Section 4.  Duties of the Distributor.

(a)           The Distributor shall devote reasonable time and effort to its duties hereunder. The services of the Distributor to the Fund hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations with respect to the Fund hereunder is not impaired thereby.

(b)           In performing its duties hereunder, the Distributor shall use its best efforts in all respects to duly conform with the requirements of all applicable laws relating to the sale of securities.  Neither the Distributor nor any financial intermediary having an agreement to offer and sell shares pursuant to Section 5 hereof nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in its Registration Statement, Prospectus and Statement of Additional Information, if any, and any sales literature specifically approved by the Fund.

(c)           The Distributor shall adopt and follow procedures, as approved by the officers of the Fund, for the confirmation of sales to investors and selected dealers (as defined below), the collection of amounts payable by investors and selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the Financial Industry Regulatory Authority ("FINRA") applicable to sales of Units, as such requirements may from time to time exist.

(d)           The Distributor shall prepare or review, provide advice with respect to, and file with the federal and state agencies or other organizations as required by federal, state, or other applicable laws and regulations, all sales literature (advertisements, brochures and shareholder communications) for the Fund and any class or series thereof.

(e)           The Distributor agrees to use reasonable efforts to supply Investor Services and/or to retain financial intermediaries to provide Investor Services to owners of the Shares.  Investor Services shall include, but shall not be limited to:

1.
handling inquiries from investors regarding the Fund, including but not limited to questions concerning their investments in the Fund, repurchase offers and reports and tax information provided by the Fund;

2.	assisting in the enhancement of communications between investors and the Fund;
3.	assisting in the establishment and maintenance of investors' accounts with the Fund and maintaining related records;
4.	receiving, aggregating and processing purchase and repurchase transactions;
5.	providing and keeping retirement plan records, if applicable;
6.	issuing reports and transaction statements to investors;
7.	providing sub-accounting services for Units held beneficially;
8.	forwarding Fund reports and other information to investors;
9.	receiving, tabulating and transmitting proxies;
10.	general account administration activities; and
11.	providing such other information and Investor Services as may be reasonably requested by the Fund.

(f)           The Distributor shall report to the Board at least quarterly, or more frequently as requested by the Board, regarding: (i) the nature of the Investor Services provided by the Distributor and the financial intermediaries; (ii) the amount of payments made by the

Distributor to such financial intermediaries; and (iii) the aggregate amount of fees for Investor Services paid by the Fund.

(g)           The Distributor represents and warrants to the Fund that it has all necessary licenses to perform the services contemplated hereunder and will perform such services in compliance with all applicable rules and regulations and it shall obtain adequate assurances from the financial intermediaries with respect to their licensing and performance of services contemplated by this Agreement, including without limitation applicable anti-money laundering laws and regulations of the United States and any jurisdiction in which investors are solicited.

Section 5.  Agreements with Financial Intermediaries.

(a)           The Distributor, or affiliates of the Distributors on its behalf, may enter into agreements with financial intermediaries for the sale of Units and the provision of Investor Services; provided that the Board or a committee thereof shall approve the forms of agreements with such financial intermediaries and the selection of such financial intermediaries.  Units sold to financial intermediaries shall be for resale by such financial intermediaries only.

(b)           Within the United States, the Distributor shall offer and sell shares only to such financial intermediaries who are acting as brokers or dealers who are members in good standing of FINRA and who agree to abide by the Conduct Rules of FINRA.

(c)           The Distributor shall obtain adequate assurance from any financial intermediary which it engages of the compliance by such financial intermediary with applicable federal and state securities laws and the Conduct Rules of FINRA.

Section 6.  Fees.

(a)           The Distributor shall be entitled to charge a placement fee to each investor on the purchase price of Units if, and only to the extent, specified in the Fund's Prospectus upon the Fund's acceptance of the investor's subscription for Units; provided that the Distributor, for itself or on behalf of financial intermediaries, shall have the authority to adjust or waive the placement fee, if any, in particular cases, as generally described in the Prospectus.  The Distributor may pay or allow such portion of the placement fee to financial intermediaries that sold the Shares as may be agreed to from time to time by the Fund and the Distributor and disclosed in the Fund's Prospectus.

(b)           Payments by the Fund relating to any distribution plan that conforms with the requirements of Rule 12b-1 under the 1940 Act, and that is approved by the Fund's Board in the manner contemplated by Rule 12b-1 under the 1940 Act (a "Plan"), may be payable to the Distributor or its assignees, all in accordance with the terms and conditions of such Plan.

(c)           The Fund hereby represents and warrants to the Distributor that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to the Distributor or to the Investment Adviser or sponsor or another affiliate of the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments relating to this Agreement have been fully disclosed to the Board and that, if required by applicable law, the Board has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

Section 7.  Payment of Expenses.

(a)           The Fund shall bear all of its own costs and expenses, including fees and disbursements of its counsel and auditors, in connection with the preparation of its Prospectus, Statement of Additional Information, if any, the preparation and filing of any required registration statements under the Securities Act and/or the Investment Company Act, and all amendments and supplements thereto, and in connection with any fees and expenses incurred with respect to any filings with the FINRA and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such Registration Statement, Prospectus, Statement of Additional Information or interim reports or proxy materials).

(b)           The Fund shall bear any cost and expenses of qualification of the Units for sale pursuant to this Agreement.

Section 8.  Limitation of Liability; Indemnification.

(a)           The Fund represents and warrants to the Distributor that the Registration Statement contains, and that the Prospectus at all times will contain, all statements required by the Securities Act and the Rules of the Securities and Exchange Commission (the "Commission"), will in all material respects conform to the applicable requirements of the Securities Act and the Rules of the Commission and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this Section 8 shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Distributor expressly for use in the Registration Statement or Prospectuses.

(b)           The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Notwithstanding anything in this Agreement to the contrary, the Distributor's cumulative liability to the Fund and any person or entity claiming through the Fund for all losses, claims, suits, controversies, breaches and damages of any nature whatsoever arising out of or relating to this Agreement, and regardless of the form of action or legal theory, shall not exceed an amount equal to the greatest amount of fees received by the Distributor for services provided under this Agreement during a particular six (6) consecutive month period.  The Distributor shall not be liable for any damages arising out of any action or omission to act by any prior service provider of the Fund or for any failure to discover any such error or omission (provided that this sentence shall not apply where the Distributor was the prior service provider). Notwithstanding anything in this Agreement to the contrary, the Distributor shall not be liable for any consequential, incidental, exemplary, punitive, special or indirect damages, whether or not the likelihood of such damages was known by the Distributor.  Notwithstanding anything in this Agreement to the contrary, the Distributor shall not be liable for damages occurring directly or indirectly by reason of circumstances beyond its reasonable control.

(c)           The Fund agrees that it will indemnify, defend and hold harmless the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities, joint or several, to which the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses or in any application or other document executed by or on behalf of the Fund or are based upon information furnished by or on behalf of the Fund filed in any state in order to qualify the shares under the securities or blue sky laws thereof ("Blue Sky application") or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, for any legal or other expenses reasonably incurred by the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Fund shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectus or any Blue Sky application with respect to the Fund in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Distributor specifically for inclusion therein or arising out of the failure of the Distributor to deliver a current Prospectus.

(a)           The Fund shall not indemnify any person pursuant to this Section 8 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his or her willful misfeasance, bad faith or gross negligence in the performance of his or her duties, or his or her reckless disregard of any obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of the directors of the Fund who are neither "interested parties" (as defined in the 1940 Act) nor parties to the proceeding, or by independent legal counsel in a written opinion.

(e)           The Distributor will indemnify and hold harmless the Fund and its several officers and directors, and any person who controls the Fund within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Blue Sky application, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated

therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund or any of its several officers and directors by or on behalf of the Distributor specifically for inclusion therein, and will reimburse the Fund and its several officers, trustees and such controlling persons for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

(f)           This Section 8 shall survive any termination of this Agreement.

Section 9.  Duration and Termination of this Agreement.

(a)           This Agreement shall become effective as of the date first above written and shall remain in force for two years thereafter and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually (i) by the Directors or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

(b)           This Agreement may be terminated at any time, without the payment of any penalty, by the Directors or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

(c)           The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

Section 10.  Amendments of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved (i) by the Directors or by the vote of a majority of the outstanding voting securities of the Fund and (ii) by the vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

Section 11.  Governing Law.  The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

Section 12.  Customer Identification Program Notice.  To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Consistent with this requirement, the Distributor will request (or already has requested) the Fund's name, address and taxpayer identification number or other government-issued identification number. The Distributor may also ask (and may have already asked) for additional identifying information, and the Distributor may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

Section 13.  Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

Section 14.  Proprietary and Confidential Information.  The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential Unitholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and shall not be required where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.  The provisions of this Section 14 shall survive termination of this Agreement.

Notwithstanding anything in this Agreement to the contrary, each party hereto agrees that: (i) any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement, and (ii) with respect to such information, each party will comply with Regulation S-P and the Act and will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. This Agreement may be executed by the parties hereto in any number of counterparts, all of which shall constitute one and the same instrument.

BLACKOCK PREFERRED PARTNERS LLC

By:
Name:
Title:

BLACKROCK INVESTMENTS, LLC

By:
Name:
Title: